CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-3 of our reports dated April 11, 2013 relating to the consolidated financial statements, financial statement schedule, and internal control over financial reporting of Velti plc included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
June 25, 2013